UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2012
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14050 NW 14 Street, Suite 180 Sunrise, FL	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

3661 West Oakland Park Boulevard, Suite 300 Lauderdale Lakes, FL 33311
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 18, 2012, 21st Century Holding Company (the “Company”) entered into Second Amended and Restated Employment Agreements (individually, an “Amended Agreement,” and collectively, the “Amended Agreements”) with each of Michael H. Braun, the Company’s Chief Executive Officer and President, and Peter J. Prygelski, III, the Company’s Chief Financial Officer (each, an “Executive,” and collectively, the “Executives”).

Each of the Amended Agreements is for a term of two years (the “Term”), which Term shall automatically be extended so that at all times the balance of the Term shall not be less than two years unless sooner terminated as provided in the Amended Agreements.  Mr. Braun’s annual base salary will be $280,000 and Mr. Prygelski’s annual base salary will be $223,000, with any increases in annual base salary during the Term to be at the sole discretion of the Compensation Committee of the Company’s Board of Directors.  The Amended Agreements provide in addition that Mr. Braun and Mr. Prygelski are entitled to participate in any annual incentive compensation plan, program and/or arrangements applicable to the Company’s executive officers as established and modified from time to time by the Compensation Committee in its sole discretion.  The Amended Agreements largely continue the benefits currently received by the Executives, such as medical insurance at no cost, an automobile allowance and reasonable vacation time.

If an Executive’s employment with the Company is terminated for Cause (as defined in the Amended Agreements), the Executive shall be entitled only to the Executive’s base salary prorated through the date of the termination and shall forfeit all rights to any bonus or other incentive compensation or other benefits that are due but unpaid as of the date of termination, except as may be otherwise provided under the applicable plan, program or arrangement.

If, during the Term, an Executive’s employment is terminated by the Company without Cause, the Amended Agreements provide that the Company shall make a lump sum payment to the Executive in an amount equal two years' base salary (the “Termination Severance”).  In addition, the vesting of all unvested stock options and any other equity awards held by the Executive at the time of termination will be accelerated.

In the event of the Executive’s death during the Term, the Executive’s Amended Agreement shall terminate.  The Executive shall be entitled to participate in any plan, program and/or arrangements providing life insurance or other death benefits for the Company’s executive officers as established and modified from time to time by the Compensation Committee in its sole discretion.

If the Executive becomes unable to substantially perform his essential duties and responsibilities, with or without reasonable accommodation, by virtue of illness or physical or mental disability, for a period of 30 or more days, whether or not continuous, in any continuous 120-day period, then the Company shall have the right to terminate the Amended Agreement and the Executive’s employment thereunder.  A determination as to an Executive’s disability shall be made by a licensed physician mutually selected by the Company and the Executive (or a licensed physician selected by licensed physicians selected by each party) or, if the Company maintains a long-term disability policy for the benefit of the Executive, in accordance with the terms of any such long-term disability policy.

The Amended Agreements also provide for payments to the Executives if employed by the Company on the date on which a Change of Control occurs.  Under the Amended Agreements, a “Change of Control” will be deemed to have occurred if: (i) any person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of Company securities, after the date of the Amended Agreements, having 50% or more of the combined voting power of the then-outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is the majority at the time the purchases are made), or (ii) the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board, or any successor to the Company, as the direct or indirect result of or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions.  If, following a Change in Control, an Executive’s employment is terminated by the Company (or any successor or subsidiary) without Cause or by the Executive for Good Reason (as defined in the Amended Agreements), the Company will make a lump sum payment to the Executive in an amount equal to two times the sum of the Executive’s base salary in effect immediately prior to the Change of Control plus the actual bonus earned by the Executive in the fiscal year immediately preceding the Change of Control (the "Change of Control Severance").  In addition, the vesting of all unvested stock options and any other equity awards held by the Executive will be accelerated.  The Executive and his family will be entitled to continue to receive extended medical insurance benefits for a period of two years after the date of termination at no cost to the Executive and on the same terms and conditions as in effect on the date of termination.  All obligations of the Company pursuant to the Amended Agreements following a Change of Control shall be assumed by the acquirer or successor entity of the Company.

If the Executive is terminated by the Company without Cause prior to a Change of Control, and a Change of Control occurs within six months following such termination, then in addition to the Termination Severance described above, the Executive shall be entitled to an additional lump sum payment in an amount equal to (i) the Change of Control Severance, less (ii) the Termination Severance.  The Executive and his family will also be entitled to continue to receive the extended medical insurance benefits described above.

If the Executive voluntarily resigns his employment with the Company and provides the Board with less than 60 days’ advance written notice of such resignation, the Executive’s compensation shall be reduced one day for each day the advance notice is less than 60 days.  In addition, the Executive shall forfeit all rights to any bonus or other incentive compensation or other benefits that are due to the Executive but unpaid as of the date of resignation, except as may be otherwise provided under the applicable plan, program or arrangement.

Under the Amended Agreements, each Executive has agreed that, during the Executive’s employment with the Company and for a period of two years thereafter, the Executive will not solicit or hire any person employed by the Company during the time the Executive was employed by the Company and for a period of six months thereafter.  The Amended Agreements also provide for confidentiality covenants.  Each of the Executives is a party to a separate non-competition agreement with the Company.

The foregoing description of the Amended Agreements is qualified in its entirety by reference to the copies of Mr. Braun’s and Mr. Prygelski's Amended Agreements attached hereto as Exhibits 10.1 and 10.2, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

10.1	Second Amended and Restated Employment Agreement dated as of January 18, 2012 between 21st Century Holding Company and Michael H. Braun.

10.2	Second Amended and Restated Employment Agreement dated as of January 18, 2012 between 21st Century Holding Company and Peter J. Prygelski, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: January 20, 2012	By:	/s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
10.1	Second Amended and Restated Employment Agreement dated as of January 18, 2012 between 21st Century Holding Company and Michael H. Braun.
10.2	Second Amended and Restated Employment Agreement dated as of January 18, 2012 between 21st Century Holding Company and Peter J. Prygelski, III.